EXHIBIT 10.2

(Multicurrency – Cross-Border)

SCHEDULE
to the
1992 Master Agreement

dated as of May 16, 2019

between

FIFTH THIRD FINANCIAL RISK SOLUTIONS,

a division of FIFTH THIRD BANK,
    an Ohio banking corporation (“Party A”)

and

BRIDGEPORT FUEL CELL, LLC,

a Virginia limited liability company (“Party B”)

Part 1.Termination Provisions

In this Agreement:

(a)	“Specified Entity” means in relation to Party A for the purpose of:
Section 5(a)(v),Not applicable. Section 5(a)(vi),Not applicable. Section 5(a)(vii),Not applicable. Section 5(b)(iv),Not applicable.

and in relation to Party B for the purpose of:

Section 5(a)(v),Not applicable.
Section 5(a)(vi),Not applicable.
Section 5(a)(vii),Not applicable.
Section 5(b)(iv),Not applicable.

(b)

“Specified Transaction” will have the meaning specified in Section 14 of this Agreement, but for purposes of clause (c) of such definition, Specified Transaction includes any securities lending agreement, securities options, margin loans, short sales, and any other similar agreement between Party A (or any Credit Support Provider of Party A or any 5(a)(v) Specified Entity of Party A) and Party B (or any Credit Support Provider of Party B or any 5(a)(v) Specified Entity of Party B).

(c)

The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and will apply to Party B, provided that, notwithstanding the foregoing, an Event of Default shall not occur under either (1) or (2) therein if (a) the event or condition referred to in (1) or the failure to pay referred to in (2) is a failure to pay caused by an error or omission of an administrative or operational nature; (b) funds were available to such party to enable it to make the relevant payment when due; and (c) such relevant payment is made within three Local Business Days following the discovery of the error or failure.  For purposes of Section 5(a)(vi), the following provisions apply:

“Specified Indebtedness” will have the meaning specified in Section 14 of this Agreement; provided that Specified Indebtedness shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business.

“Threshold Amount” means, (a) with respect to Party A, an amount equal to three percent (3%) of the total shareholders’ equity of Fifth Third Bancorp as specified from time to time in its most recently published financial statements; and (b) with respect to Party B, zero (USD $0).

(d)

The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will apply to Party A and Party B; provided, however, that, with respect to Party A, for so long as the respective rating then assigned by S&P or Moody’s to the senior unsecured and unsubordinated long-term debt or deposit obligations, if any, otherwise, the corporate credit rating or issuer rating, as the case may be (in any case, not supported by third-party credit enhancement) to the resulting, surviving or transferee entity is (i) BBB- or higher by S&P or (ii) Baa3 or higher by Moody’s, such party shall not be deemed materially weaker for purposes of Section 5(b)(iv).

For such purpose: “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (or any successor rating agency); and “Moody’s” means Moody’s Investors Service, Inc. (or any successor rating agency).

(e)

The “Automatic Early Termination” provision of Section 6(a) will not apply to either Party A or Party B; provided that, with respect to a party, where the Event of Default specified in Section 5(a)(vii)(1),(3),(4),(5),(6) or, to the extent analogous thereto, (8), and the Defaulting Party is governed by a system of law that would otherwise not permit termination to take place after the occurrence of the relevant Event of Default, then the “Automatic Early Termination” provision of Section 6(a) will apply to such Defaulting Party.

(f)	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement, Loss and the Second Method will apply.
(g)

Additional Termination Events will apply.  As used herein, the term “Loan Agreement” means any and all loan agreements, credit agreements or notes to which Party A or any affiliate of Fifth Third Bancorp and Party B are parties, as the same may be amended, modified or supplemented from time to time.  Each of the following shall constitute an

Additional Termination Event: (i) payment in full of all extensions of credit and all other amounts owing under the Loan Agreement and termination of all commitments to extend credit under the Loan Agreement; (ii) termination of the Loan Agreement; and (iii) Party A or any affiliate of Fifth Third Bancorp ceases to be a Lender under the Loan Agreement. For the purposes of these Additional Termination Events, Party B shall be the Affected Party.

(h)Termination Currency.  “Termination Currency” means United States Dollars.

Part 2. Tax Representations

(a)	Payer Representations; FATCA.

(i)  For the purpose of Section 3(e) of this Agreement, Party A and Party B make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Sections 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement.  In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(ii) “Tax” as used above in clause (a)(i) of Part 2 hereof and “Indemnifiable Tax” as defined in Section 14 of this Agreement shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of this Agreement.

(b)	Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the representations specified below, if any:

(i)	Party A represents as follows:

(A) It is: (x) the beneficial owner of each payment made or to be made under this Agreement, and (y) a “U.S. person” (as that term is used in Section 1.1441-

4(a)(3)(ii) of the United States Treasury Department regulations) for United States federal income tax purposes.

(ii)Party B represents as follows:

It is (x) organized or formed under the laws of a state within the United States, (y) the beneficial owner of each payment made or to be made under this Agreement, and (z) a “U.S. person” (as that term is defined in Section 7701(a)(3) of U.S. Internal Revenue Code of 1986, as amended (the “Code”), and used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Department regulations) for United States federal income tax purposes.

Part 3.Agreement to Deliver Documents

For the purpose of Section 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

(a)

(i)  Party A and Party B agree to deliver a complete and accurate United States Internal Revenue Service Form W-9 (or any applicable successor form), that eliminates U.S. federal withholding tax and backup withholding on payments under this Agreement and is otherwise completed in a manner reasonably satisfactory to the other party at each of the following times:  (I) upon execution of this Agreement; and (II) promptly upon learning that any such form previously provided by either party has become obsolete or incorrect (and each such term is hereby identified for purposes of Section 3(d) of this Agreement).

(ii)  For purposes of Sections 4(a)(i) and (ii) of this Agreement, Party B agrees to deliver to Party A any forms required to be delivered pursuant to Section 1471(b) or Section 1472(b)(1) of the Code and any other documentation reasonably requested by Party A as it relates thereto, on or before such forms are prescribed by law to be supplied and otherwise at the time or times reasonably requested by Party A, but in no event before the form and content of such forms or other documentation are made known to the IRS.

(b)      Other documents to be delivered are:

Party Required To Deliver Document	Form/Document/Certificate	Date by Which to be Delivered	Covered by Section 3(d)

Party B	An incumbency certificate with respect to the signatory of this Agreement and any Credit Support Document.	Upon execution of this Agreement	Yes
Party B

A copy of the resolutions of the Board of Directors of Party B, pursuant to which it is authorized to enter into this Agreement, any Credit Support Document, and each Transaction entered into hereunder.

		Upon execution of this Agreement	Yes
Party A

Annual/quarterly financial statements which shall be satisfied by publication on EDGAR (the US Securities and Exchange Commission’s Electronic Data Gathering and Retrieval system) of the annual reports required to be filed by Fifth Third Bancorp, Party A’s ultimate parent.

		Upon request of Party B on or after such time as such financial statements are required to be filed by Fifth Third Bancorp, Party A’s ultimate parent.	Yes, except that the representation shall be amended to read “fairly presents the financial position of Fifth Third Bancorp” with respect to Party A

Party B

Party B's audited consolidated balance sheet, and related statements of operations, stockholders equity and cash flows certified by independent certified public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) consistently applied.

If Party A is not currently receiving such financial statements from Party B under another credit facility, as soon as available and in any event within 120 days after the end of each of its fiscal years.

Yes
Party B

Party B's unaudited consolidated balance sheet and related statements of operations, stockholders equity and cash flows for each fiscal quarter prepared in accordance with GAAP consistently applied and certified by the chief financial officer, principal accounting officer, treasurer or controller of Party B.

If Party A is not currently receiving such financial statements from Party B under another credit facility, as soon as available and in any event within 45 days after the end of each of its fiscal quarters.

Yes

Part 4.Miscellaneous

(a)	(i)Addresses for Notices. For the purpose of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

Address:Fifth Third Bank

38 Fountain Square Plaza

Cincinnati, Ohio 45202

Attention:Legal Department - MD 10909F
Fax No.:513.534.6757
Telephone: 513.534.4300

Address for notices or communications to Party B:

Address:Bridgeport Fuel Cell, LLC

3 Great Pasture Rd

Danbury CT 06810

Attention:Daniel Case
Telephone: 203-830-7479

Email:dcase@fce.com

(ii) Address for Complaints to Party A. Set forth below is the physical address and telephone number of the department of Party A to which any complaints may be directed:

Department:Fifth Third Bank Legal Department

Address: 38 Fountain Square Plaza

   Cincinnati, Ohio 45202

Attention: Legal Department- MD 10909F

Telephone: 513.534.4300

(b)

Process Agent.  If a party or its Credit Support Provider is or becomes organized outside the United States of America, then promptly upon written demand an agent for service of process in the United States reasonably satisfactory to the other party shall be irrevocably appointed by such party or its Credit Support Provider, as the case may be, and the other party shall be provided with a copy of such agent’s written acceptance of such appointment.  Subject to the foregoing, for the purpose of Section 13(c):

Party A appoints as its Process Agent: N/A

Party B appoints as its Process Agent: N/A

(c)Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)Multibranch Party.   For the purpose of Section 10(c) of this Agreement-

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A, unless otherwise specified in a Confirmation in relation to the relevant Transaction.
(f)

Credit Support Document. Details of any Credit Support Document:—Each Credit Support Document (described below) is incorporated by reference in, constitutes part of, and is in connection with, this Agreement and each Confirmation (unless provided otherwise in a Confirmation) as if set forth in full in this Agreement or such Confirmation, and each representation, warranty, covenant and agreement of Party B contained therein is incorporated by reference herein and is repeated and restated in favor of Party A.  Party B grants to Party A a security interest in all assets and collateral that are subject to a security interest pursuant to each Credit Support Document of Party B.

In the case of Party A, there is no Credit Support Document.

In the case of Party B, the term “Credit Support Document” means the Loan Agreement and each agreement and instrument, now or hereafter existing, of any kind or nature which secures, guarantees or otherwise provides direct or indirect assurance of payment or performance of any existing or future obligation of Party B under this Agreement or the Loan Agreement, made by or on behalf of any person or entity (including, without limiting the generality of the foregoing, any agreement or instrument granting any lien, security interest, assignment, charge or encumbrance to secure any such obligation, any guaranty, suretyship, letter of credit, put option or subordination agreement relating to any such obligation, and any “keep well” agreement or other financial support agreement relating to Party B).

Credit Support Provider.

Credit Support Provider means in relation to Party A:  Not Applicable.

Credit Support Provider means in relation to Party B: any other person or entity (other than Party B) that now or hereafter secures, guarantees or otherwise provides direct or indirect assurance of payment or performance of any existing or future obligation of Party B under this Agreement or the Loan Agreement.

Notwithstanding the foregoing, no person providing a guaranty of any obligation of Party B under this Agreement (each such person, a “Guarantor”) shall be deemed to be a guarantor of, or to have granted a security interest to secure any guaranty by Guarantor of, any Swap Obligation (as defined below) if such Guarantor is not an “Eligible Contract Participant” as defined in § 1(a)(18) of the U.S. Commodity Exchange Act, as amended and as the same may be further amended from time to time (the “Act”) and the applicable rules and regulations issued by the Commodity Futures Trading Commission (the “CFTC”) and/or the Securities and Exchange Commission (the “Regulations”) (collectively, and as now or hereafter in effect, “the ECP Rules”) at the time Party B entered into any applicable Transaction (each such Swap Obligation, an “Excluded Swap Obligation”), but solely to the extent that the providing of such guaranty by such Guarantor, or grant of a security interest to secure any guaranty by Guarantor, of any Swap Obligation by such Guarantor would violate the ECP Rules or other applicable law or regulation.  Except as expressly set forth in the preceding sentence, nothing in this Agreement shall be deemed to restrict, reduce or waive any obligation of any such Guarantor under any guaranty or other Credit Support Document, and such guaranty or other Credit Support Document shall continue to guarantee, or grant as security interest to secure, as applicable, in accordance with its terms, each Swap Obligation that is not an Excluded Swap Obligation.

The term “Swap Obligation” means any obligation of any Person to pay or perform under any Transaction that constitutes a “swap” within the meaning of section 1a(47) of the Act other than (i) a swap entered into on, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the Act, or (ii) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

(g)

Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without giving effect to any provision of New York law that would cause another jurisdiction’s laws to be applied).

(h)

Netting of Payments.  Subparagraph (ii) of Section 2(c) of this Agreement will apply to Transactions entered into this Agreement unless otherwise specified in a Confirmation. For purposes of Section 2(c) of this Agreement “Multiple Transaction Payment Netting” will not apply.

(i)“Affiliate” will have the meaning specified in Section 14 of this Agreement.

Part 5.  Other Provisions

(a)

Waiver of Trial By Jury.  Insofar as is permitted by law, each party irrevocably waives any and all rights to trial by jury in any legal proceeding in connection with this Agreement or any Transaction, and acknowledges that this waiver is a material inducement to the other party’s entering into this Agreement and each Transaction hereunder.

(b)	Set Off. The parties agree to amend Section 6 by adding a new Section 6(f) as follows:
(i)

Any amount (the “Early Termination Amount”) payable to one party (the “Payee”) by the other party (the “Payer”) under Section 6(e), in circumstances where there is a Defaulting Party or one Affected Party in the case where a Termination Event under Section 5(b)(iv) has occurred, will, at the option of the party (“X”) other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by its set-off against any amount(s) (the “Other Agreement Amount”) payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer, irrespective of the currency, place of payment or booking office of the obligation, under any other agreement(s) between the Payee or any Affiliate of the Payee and the Payer or any Affiliate of the Payer or instrument(s) or undertaking(s) issued or executed by one party or any Affiliate thereof to, or in favor of, the other party or any Affiliate thereof (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off).  X will give notice to the other party of any set-off effected under this Section 6(f).

For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

(ii)

If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of an estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

(iii)	Nothing in this Section 6(f) shall be effective to create a security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off,

combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).
(c)

Recorded Conversations.  Each party may electronically record any and all telephone conversations between itself and the other party in connection with this Agreement (including any Transaction) and agrees that any such recordings may be submitted in evidence to any court or in any proceeding for the purpose of establishing any matters pertinent thereto.

(d)

Incorporation.  Each Transaction entered into under this Agreement will be subject to, and governed by the provisions of, the 2006 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), without regard to any subsequent amendments to the ISDA Definitions (the “ISDA Definitions”).

This Agreement is further subject to the 1998 FX and Currency Option Definitions, as published by ISDA, the Emerging Markets Traders Association, and the Foreign Exchange Committee, as amended and supplemented from time to time (the “FX Definitions”), and the 2005 ISDA Commodity Definitions, as published by ISDA, as amended and supplemented from time to time (the “Commodity Definitions”), and will be governed by the provisions of the FX Definitions and the Commodity Definitions.  The FX Definitions and the Commodity Definitions are incorporated by reference in, and made part of, this Agreement and each Confirmation for an FX Transaction, a Currency Option Transaction and a Transaction in respect of one of more Commodities (each, a “Commodity Transaction”), as applicable, as if set forth in full in this Agreement and such Confirmations.

Unless agreed otherwise between the parties, any interest rate hedge transaction, rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, or currency option transaction into which the parties may enter or may have entered into prior to the date hereof (each, an “Existing Transaction” and, collectively, the “Existing Transactions”) shall be subject to the terms of this Agreement.  Each Existing Transaction shall constitute a Transaction under this Agreement and any documents exchanged between the parties confirming such Existing Transaction shall be a Confirmation for the purposes of this Agreement.

(e)

Inconsistency.  In the event of any inconsistency between any of the following documents, the relevant document first listed below shall govern:  (i) a Confirmation; (ii) the Schedule; (iii) (iv) the printed form of ISDA Master Agreement; and (iv) the Definitions (including: (1) the FX Definitions, as applicable, and (2) the 2000 Definitions.

(f)

Confirmations.  For each Transaction that Party A and Party B agree to enter into under this Agreement, Party A shall use reasonable efforts to promptly send to Party B a Confirmation setting forth the terms of such Transaction by telephone, electronic means, facsimile transmission or mail.  Unless Party A receives notice that Party B objects to the terms of a Transaction contained in any Confirmation within two (2) Local Business Days of receipt thereof, the terms of such Confirmation shall be deemed correct and accepted absent manifest error, unless a corrected Confirmation is sent by Party A, within such two-day period, in which case Party B shall have two (2) Local Business Days after receipt thereof to object to the terms contained in such corrected Confirmation.

(g)

Additional Representations.  In addition to the representations made in Section 3 of the Agreement, each party hereby represents and warrants to the other party (which representation will be deemed to be repeated by each party on each date on which a Transaction is entered into) as follows:

(i)	No Agency. It is entering into this Agreement and each Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise).
(ii)

Eligible Contract Participant.  It is an “eligible contract participant” as defined in the Act and the Regulations, or, in each case, under any successor statute or rule, including those enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd Frank”).

(iii)

Line of Business.  It has entered into this Agreement (including each Transaction evidenced hereby) in conjunction with its line of business (including financial intermediation services) or the financing of its business. It represents and warrants that all transactions effected under this Agreement (i) will be appropriate in the conduct and management of its business, (ii) will be entered into for non- speculative purposes, and (iii) as to Party B, Party B represents that all Transactions effected under this Agreement constitute transactions entered into for purposes of hedging or managing risks related to its assets or liabilities as currently owned or incurred, or likely to be owned or incurred in the conduct of its business.

(iv)

No Reliance.  In connection with the negotiation of, the entering into, and the execution of, this Agreement, any Credit Support Document to which it is a party, and each Transaction hereunder, Party B acknowledges and agrees that: (i) Party A is acting for its own account and is not acting as a fiduciary for, or a financial or investment advisor to Party B (or in any similar capacity); (ii) Party B is not relying upon any communications (whether written or oral) from Party A as investment advice or as a recommendation to enter into this Agreement, any Credit Support Document to which it is a party and each Transaction hereunder (other than the representations expressly set forth in this Agreement and in such Credit Support Document), it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction; (iii) Party B has not received from Party A any assurance or guarantee as to the expected results of any Transaction; and (iv) Party B has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisors to the extent it has deemed necessary, and it has made its own independent investment, hedging, and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by Party A.

(h)

Special Entity.  Party B will be deemed to represent to Party A on the date on which it enters into a Transaction and all times until the termination of this Agreement that it is not a “special entity” as defined in the Act and the Regulations, or, in each case, under any successor statute or rule, including those enacted pursuant to Dodd Frank.

(i)

Pari Passu Treatment. In addition to the Events of Default specified in Section 5(a) of this Agreement, it shall be an Event of Default under this Agreement with respect to Party B as the Defaulting Party if (i) the obligations and liabilities of Party B hereunder are not secured to the same extent as the loans or advances under the Loan Agreement; or (ii) the obligations and liabilities of Party B hereunder fail to be equal in right and priority of payment with the obligations of Party B under any Specified Indebtedness of Party B or any transaction with a third party which would be a Specified Transaction if it had been entered into between Party A and Party B.

(j)

USA PATRIOT Act Notice. Party A hereby notifies Party B that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies Party B, which information includes the name and address of Party B and other information that will allow Party A to identify Party B in accordance with the Patriot Act.

(k)	No Obligation. Neither party to this Agreement shall be required to enter into any Transaction with the other.
(l)

Risk Disclosure.  Party B hereby acknowledges and agrees that it: (i) has received and reviewed the written risk disclosures, as the same may be amended, modified or supplemented from time to time, made available by Party A to Party B at www.53.com/swapdealer (as now or hereafter in effect, the “Risk Disclosures”); (ii) had reasonably sufficient time to review and analyze the Risk Disclosures prior to each Transaction and the execution of this Agreement, and understands the material risks set forth therein, the material characteristics of the Transactions described therein and the material incentives and conflicts of interest of Party A set forth therein, and (iii) has had an adequate opportunity to discuss any questions or comments that it may have had with respect to the Risk Disclosures with its own legal, regulatory, tax, business, investment, financial, and accounting advisors to the extent it has deemed necessary prior to each Transaction and the execution of this Agreement.

The parties executing this Schedule have executed the Agreement and have agreed as to the contents of this Schedule.

FIFTH THIRD FINANCIAL RISKBRIDGEPORT FUEL CELL, LLC

SOLUTIONS, a division of FIFTH THIRD

BANK

By:	/s/ Timothy Lyons	By:	/s/ Michael S. Bishop
Name:	Timothy Lyons	Name:	Michael S. Bishop
Title:	Managing Director, Fifth Third Bank	Title:	Senior Vice President,
Chief Financial Officer and Treasurer